UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 27, 2006

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13282	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Executive Compensation

On February 27, 2006, the Compensation and Benefits Committee of the Board of Directors of Penn Virginia Corporation (the “Company”) determined that base salaries payable to executive officers of the Company in 2006, and cash bonuses and long-term compensation payable to those executive officers in 2006 relating to their performance in 2005 on behalf of the Company, are as follows:

	2006		2005
Name and Principal Position	Salary		Cash Bonus		Long-Term Compensation

A. James Dearlove	$183,500	(1)	$176,500	(1)	$291,000	(1)(2)
President and Chief Executive Officer
Keith D. Horton	—	(3)	—	(3)	—	(3)
Executive Vice President
Ronald K. Page	—	(3)	—	(3)	—	(3)
Vice President, Corporate Development
Frank A. Pici	126,500	(1)	97,500	(1)	176,000	(1)(2)
Executive Vice President and Chief Financial Officer
Nancy M. Snyder	110,000	(1)	84,000	(1)	147,000	(1)(2)
Senior Vice President, General Counsel and Corporate Secretary
H. Baird Whitehead	300,000		230,000		405,000	(2)
Executive Vice President

(1)	In addition to rendering services to the Company, Messrs. Dearlove and Pici and Ms. Snyder (the “Shared Executives”) each devotes approximately 50% of his or her professional time rendering services to Penn Virginia Resource GP, LLC (the “General Partner”), an indirectly wholly owned subsidiary of the Company, which is the general partner of Penn Virginia Resource Partners, L.P. (the “Partnership”), a master limited partnership whose common units are traded on the New York Stock Exchange. The amounts set forth in the chart above do not reflect compensation paid or payable to the Shared Executives for services rendered to the General Partner. For administrative purposes, the Company pays directly to the Shared Executives all amounts of cash compensation owed to them for services rendered to the General Partner, and the General Partner then reimburses these amounts to the Company. The total amount of salary payable to Messrs. Dearlove and Pici and Ms. Snyder in 2006 for services rendered to both the Company and the General Partner will be $367,000, $253,000 and $220,000. The General Partner will reimburse the Company for the portions of those salaries attributable to professional time devoted to the Partnership’s business and affairs. The Company has also paid to Messrs. Dearlove and Pici and Ms. Snyder annual cash bonuses of approximately $176,500, $97,500 and $84,000 attributable to the Partnership’s and their performance in 2005. The General Partner will reimburse the Company for these amounts. The Partnership will pay directly to Messrs. Dearlove and Pici and Ms. Snyder $291,000, $176,000 and $147,000 worth of long-term compensation with respect to the Partnership’s and their performance in 2005.
(2)	Long-term compensation awards are expressed in dollars and are paid in the form of options to purchase Company stock, restricted Company stock and restricted Partnership units under the Company’s Second Amended and Restated 1999 Employee Stock Incentive Plan and the General Partner’s Second Amended and Restated Long-Term Incentive Plan. The actual numbers of shares of restricted Company stock and restricted Partnership units awarded are determined on the basis of the fair market value of the Company’s Common Stock and the Partnership’s Common Units on the date of the award. The actual number of options to purchase Company stock awarded is determined on the basis of the value of the options on the date of the award using the Black-Scholes model. The Shared Executives have their long-term incentive awards split on a 50/50 basis between awards of options to purchase Company stock or restricted Company stock, on one hand, and restricted Partnership units, on the other hand. Executives whose services are rendered wholly or predominantly to either the Company or the General Partner receive either only options to purchase Company stock and restricted Company stock or restricted Partnership units. Executives are given the opportunity to elect with respect to Company incentive award grants whether to receive those awards in stock options, restricted stock or a combination of both.
(3)	Messrs. Horton and Page each devotes substantially all of his professional time to the business and affairs of the Partnership. In 2006, the General Partner will pay directly to Messrs. Horton and Page $260,000 and $220,000 of salary. The General Partner has also paid to Messrs. Horton and Page annual cash bonuses of $200,000 and $160,000 attributable to the Partnership’s and their individual performance in 2005. The Partnership will pay directly to Messrs. Horton and Page $350,000 and $270,000 worth of long-term compensation with respect to the Partnership’s and their performance in 2005.

Change of Control Severance Arrangements

On February 28, 2006, the Company entered into an Executive Change of Control Severance Agreement (a “Severance Agreement”) with each of Messrs. Dearlove, Horton, Page, Pici and Whitehead and Ms. Snyder (the “Executive Officers”) containing the terms and conditions described below. The Severance Agreement of each Executive Officer other than Mr. Page replaced a prior Change of Control Severance Agreement dated May 7, 2002.

Term. Each Severance Agreement has a two-year term which is automatically extended for consecutive one-day periods until terminated by notice from the Company. If such notice is given, the Severance Agreement will terminate two years after the date of such notice.

Triggering Events. Each Severance Agreement provides severance benefits to the Executive Officer upon the occurrence of two events. Specifically, if a change of control of the Company occurs and, within two years after the date of such change of control, either (a) the Executive Officer’s employment is terminated for any reason other than for cause or the Executive Officer’s inability to perform his or her duties for at least 180 days due to mental or physical impairment or (b) the Executive Officer terminates his or her employment due to a reduction in authority, duties, title, status or responsibility, a reduction in base salary, a discontinuation of a material incentive compensation plan in which he or she participated, the Company’s failure to obtain an agreement from its successor to assume his or her Severance Agreement or the relocation by more than 100 miles of the Company’s office at which he or she was working at the time of the change of control, then the Executive Officer will receive the change of control severance payments and other benefits described below.

Change of Control Severance Benefits. Upon the occurrence of the events described above, the Executive Officer will receive a lump sum, in cash, of an amount equal to three times the sum of the Executive Officer’s annual base salary plus the highest cash bonus paid to him or her during the two-year period prior to termination, subject to reduction as described below under “Excise Taxes.” In addition, all options to purchase Company stock then held by the Executive Officer will immediately vest and will remain exercisable for the shorter of three years or the remainder of the options’ respective terms and all restricted Company stock and all restricted Partnership units then held by the Executive Officer will immediately vest and all restrictions will lapse. The Company will also provide certain health and dental benefit related payments to the Executive Officer as well as certain outplacement services.

2

Excise Taxes. If the Company’s independent registered public accountants determine that any payments to be made or benefits to be provided to the Executive Officer under his or her Company Severance Agreement would result in him or her being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, such payments or benefits will be reduced to the extent necessary to prevent him or her from being subject to such excise tax.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Executive Change of Control Severance Agreement dated as of February 28, 2006 between Penn Virginia Corporation and A. James Dearlove.

10.2	Executive Change of Control Severance Agreement dated as of February 28, 2006 between Penn Virginia Corporation and Frank A. Pici.

10.3	Executive Change of Control Severance Agreement dated as of February 28, 2006 between Penn Virginia Corporation and Nancy M. Snyder.

10.4	Executive Change of Control Severance Agreement dated as of February 28, 2006 between Penn Virginia Corporation and H. Baird Whitehead.

10.5	Executive Change of Control Severance Agreement dated as of February 28, 2006 between Penn Virginia Corporation and Keith D. Horton.

10.6	Executive Change of Control Severance Agreement dated as of February 28, 2006 between Penn Virginia Corporation and Ronald K. Page.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2006

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Nancy M. Snyder Senior Vice President and General Counsel

4

Exhibit Index

Exhibit No.	Description
10.1	Executive Change of Control Severance Agreement dated as of February 28, 2006 between Penn Virginia Corporation and A. James Dearlove.

10.2	Executive Change of Control Severance Agreement dated as of February 28, 2006 between Penn Virginia Corporation and Frank A. Pici.

10.3	Executive Change of Control Severance Agreement dated as of February 28, 2006 between Penn Virginia Corporation and Nancy M. Snyder.

10.4	Executive Change of Control Severance Agreement dated as of February 28, 2006 between Penn Virginia Corporation and H. Baird Whitehead.

10.5	Executive Change of Control Severance Agreement dated as of February 28, 2006 between Penn Virginia Corporation and Keith D. Horton.

10.6	Executive Change of Control Severance Agreement dated as of February 28, 2006 between Penn Virginia Corporation and Ronald K. Page.

5